UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2013
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer

On December 19, 2013, First Niagara Financial Group, Inc. (the “Company”) announced that Gary M. Crosby, who has served as the Company’s Interim President and Chief Executive Officer since March 19, 2013, has been appointed to be the Company’s President and Chief Executive Officer, effective December 19, 2013. Additionally, the Company announced on the same day that Mr. Crosby was appointed to the Company’s Board of Directors (the “Board”), and that he will stand for reelection as a Director at the Company’s 2014 Annual Meeting of Stockholders.

Entry into Compensatory Arrangements

In connection with Mr. Crosby’s appointment as President and Chief Executive Officer, the Company entered into a letter agreement, dated December 19, 2013, with Mr. Crosby (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Crosby will receive: (i) an annual base salary of $975,000; (ii) a target annual incentive award opportunity for calendar year 2014 equal to 100% of his base salary; and (iii) an annual target long-term incentive award opportunity for calendar year 2014 of $2,500,000. Mr. Crosby will also be eligible to continue to participate in the Company’s benefit plans and expense reimbursement policy on the same basis as those benefits are provided to other executives of the Company. The Letter Agreement also provides that Mr. Crosby will be entitled to receive severance benefits pursuant to the First Niagara Financial Group Amended and Restated Executive Severance Plan, effective December 19, 2013 (the “ Executive Severance Plan”), which is discussed in more detail below. The severance benefits that Mr. Crosby is entitled to receive under the Executive Severance Plan are substantially the same as the severance benefits Mr. Crosby was entitled to under previous arrangements with the Company.

Also on December 19, 2013, the Company entered into an Amended and Restated Change In Control Agreement with Mr. Crosby (the “Change in Control Agreement”). The Change in Control Agreement has a term ending December 31, 2015, and automatically renews for successive two (2) year periods unless the Company provides Mr. Crosby six (6) months advance notice prior to the expiration of the term then in effect. The Change in Control Agreement will expire thirty (30) months from the date such notice is provided.

Pursuant to the Change in Control Agreement, if Mr. Crosby (x) is terminated by the Company without Cause within the twelve (12) month period following a Change in Control, or (y) terminates his employment for Good Reason no later than fourteen (14) months following a Change in Control (as the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreement), Mr. Crosby will receive: (i) his full salary and fringe benefits through the effective date of termination; (ii) any unpaid short-term incentive bonus for a prior period; (iii) a one-time lump sum payment of 300% of his then-current base salary; (iv) a one-time lump sum payment of 300% of his targeted annual short term incentive bonus amount then in effect; (v) payment for any accrued but unused paid time off; and (vi) a lump sum payment in an amount equal to the value of the accrued benefit under any qualified pension or profit sharing plan maintained by the Company that was not vested at the time of termination. Mr. Crosby will also be entitled to: (a) receive non-taxable medical and health insurance, group term life insurance, and other fringe benefits, as in effect on the date of termination, for a period of thirty-six (36) months; (b) the continuation of any indemnification agreement between him and the Company for sixty (60) months; (c) the immediate right to exercise all outstanding equity awards; and (d) reimbursement for up to $10,000 in outplacement services.

Under the Change in Control Agreement, Mr. Crosby will be prohibited from soliciting certain Company employees and customers for twelve (12) months after his termination. Further, Mr. Crosby may not disclose any of the Company’s confidential information.

The foregoing descriptions of the Letter Agreement and the Change in Control Agreement are qualified in their entirety by the text of the Letter Agreement and the Change in Control Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

First Niagara Financial Group Amended and Restated Executive Severance Plan

Effective December 19, 2013, the Compensation Committee of the Board (the “Committee”), with authority delegated to the Committee by the Board, adopted the Executive Severance Plan. The Executive Severance Plan amends and restates the First Niagara Financial Group Executive Severance Plan, which became effective on October 23, 2006 and was amended on December 31, 2013 and April 24, 2013 (the “Previous Plan”).

The Executive Severance Plan, consistent with the Previous Plan, continues to provide severance benefits upon a qualifying termination to executives who are members of the Strategic Performance Committee. The primary purpose for adopting the Executive Severance Plan was to provide severance benefits to the Company’s President and Chief Executive Officer (the “CEO”). The Company previously provided its former CEO with such severance benefits pursuant to the Company’s Amended and Restated CEO Severance Plan, which has been terminated by the Board, effective December 10, 2013.

Pursuant to the terms of the Executive Severance Plan, the CEO is entitled to a severance payment if: (i) the CEO’s employment is involuntarily terminated by the Company for reasons other than for Cause (as such term is defined in the Executive Severance Plan); (ii) the CEO terminates employment because the CEO is required to move employment to a location further than 100 miles of the current place of employment; or (iii) the CEO’s aggregate compensation is materially reduced, and the CEO terminates employment as a result. The CEO’s severance payment will be equal to the greater of: (x) then-current base salary for twenty-four (24) months, plus the CEO’s targeted bonus amount; and (y) then-current base salary for thirty-six (36) months. Additionally, for a twelve-month period following the termination of the CEO, the Company will provide the CEO with outplacement services in an amount not to exceed $10,000. Benefits under the Executive Severance Plan are paid in accordance with regular payroll practices. In the event of a change in control, benefits are subject to reduction under Code Section 280G’s limitations on excess parachute payments. Further, under the Executive Severance Plan, the CEO will be prohibited from competing with the Company and from soliciting certain Company employees for twenty-four (24) months after termination.

The Executive Severance Plan also adds a provision that prohibits all plan participants from making disparaging statements about the Company or disclosing confidential information following termination.

The foregoing description of the Executive Severance Plan is qualified in its entirety by the text of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Item 8.01    Other Events.
On December 19, 2013, the Company issued a press release announcing the appointment of Mr. Crosby as the Company’s President and CEO. Such press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated as of December 19, 2013, between First Niagara Financial Group, Inc. and Gary M. Crosby.

10.2	Amended and Restated Change in Control Agreement, dated as of December 19, 2013, between First Niagara Financial Group, Inc. and Gary M. Crosby.

10.3	First Niagara Financial Group Amended and Restated Executive Severance Plan, effective December 19, 2013.

99.1	Press Release, dated December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: December 19, 2013	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)